UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2011
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Irvine Blvd. Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

 (714) 730=8143

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective September 1, 2011, Board of Directors of Citadel EFT, Inc., a Nevada corporation (the “Company”) and the majority shareholders of the Company approved an amendment to the articles of incorporation of the Company (the “Amendment”). The Amendment was filed with the Secretary of State of Nevada on September 2, 2011 increasing the authorized common stock of the Company from two hundred million (200,000,000) shares of common stock to one billion (1,000,000,000) shares of common stock, par value $0.00001,and one hundred million (100,000,000) shares of preferred stock, par value $0.00001.

The Amendment will not affect the number of the Company’s issued and outstanding common shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1  Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: September 19, 2011	/s/Gary DeRoos Name: Gary DeRoos Title: President/Chief Executive Officer